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                                                             Exhibit No. 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         FIRST EMPIRE STATE CORPORATION

               UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

    The undersigned, being the Chairman of the Board, President and Chief Executive Officer and the Senior Vice President, General Counsel and Secretary of First Empire State Corporation, pursuant to Section 807 of the Business Corporation Law of the State of New York, do hereby restate, certify and set forth:

    (1) The name of the corporation is FIRST EMPIRE STATE CORPORATION.

    (2) The certificate of incorporation was filed by the Department of State on the 6th day of November, 1969. A first restated certificate of incorporation was filed by the Department of State on the 19th day of December, 1969; a second restated certificate of incorporation was filed by the Department of State on the 28th day of April, 1986; and a third restated certificate of incorporation was filed by the Department of State on the 20th day of April, 1989.

    (3) Thereafter, an amendment to the restated certificate of incorporation was filed by the Department of State on the 14th day of March, 1991 which designated a series of 9% convertible preferred shares of the Corporation. All of the shares of the 9%


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convertible preferred shares of the Corporation authorized by that designation were issued on March 15, 1991, and on March 29, 1996 all of such preferred shares were converted into shares of the common stock of the Corporation and thereupon canceled.

    (4) The restated certificate of incorporation, as amended, is hereby further amended to effect an amendment authorized by the Business Corporation Law, to repeal the amendment to the third restated certificate of incorporation and thereby delete from Article FOURTH the provisions that established the series of 9% convertible preferred shares of the Corporation. Article FIFTH, relating to the service of process address, is also hereby amended.

    (5) The text of the certificate of incorporation, as amended heretofore, is hereby restated as amended to read as hereinafter set forth in full:


                  CERTIFICATE OF INCORPORATION
                                of
                 FIRST EMPIRE STATE CORPORATION
                 ------------------------------


         FIRST:   The name of the Corporation is FIRST EMPIRE STATE
CORPORATION.

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         SECOND:   The purpose or purposes for which it is formed are:

  (1) To engage in the business of a bank holding company.

  (2) To acquire by purchase, subscription or otherwise, and to own and hold and exercise all the powers and privileges of ownership and to sell, exchange, or otherwise dispose of and deal in and with shares, bonds, and other securities, interests or obligations issued by any person, corporation, firm, or other entity, domestic or foreign.

  (3) To the extent permitted by law to cause to be organized, merged or consolidated, any corporation, firm or other entity, domestic or foreign.

  (4) To the extent permitted by law to render services, assistance, and advice to, and to act as representative or agent in any capacity of, any person, corporation, firm, or other entity, domestic or foreign.

  (5) To arrange for, finance, pay or cause to be paid the compensation of the directors, officers or employees of any corporation, firm, or other entity in the business affairs of which the Corporation shall have any interest and to adopt, alter or amend any plan or plans for additional compensation to such directors, officers or employees.

  (6) To purchase, lease, or otherwise acquire, and to own, improve, mortgage or otherwise encumber, real and personal property, or any interest therein wherever situated.

The foregoing purposes shall be construed in furtherance and not in limitation of powers now or hereafter conferred by the laws of the State of New York.

         THIRD:   The office of the Corporation is to be located in the City of Buffalo, County of Erie, and State of New York.

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         FOURTH:   1. The aggregate number of shares of stock which the
Corporation shall have authority to issue is sixteen million (16,000,000) shares, divided into two classes, namely, preferred shares and common shares. The number of preferred shares authorized is one million (1,000,000) shares of the par value of one dollar ($1.00) per share. The number of common shares authorized is fifteen million (15,000,000) shares of the par value of five dollars ($5.00) per share.

    2. Authority is hereby granted to the Board of Directors at any time and from time to time to issue the preferred shares in one or more series and for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors, and, before the issuance of any shares of a particular series to fix the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price or prices, the voting rights, and any other relative rights, preferences and limitations pertaining to such series. In lieu of issuing a new series, the Board of Directors may increase the number of shares of a series already outstanding. Before the issue of any shares of a series established by the Board of Directors, the Board shall cause to be delivered to the Department of State the necessary certificate of amendment under the Business Corporation Law of the State of New York as now in effect or hereafter amended.

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    3. The description of the common shares and of their relative rights and limitations are as follows:

        (a) Out of the assets of the Corporation which are by law available for the payment of dividends remaining after all dividends to which any preferred shares then outstanding shall be entitled shall have been declared and paid or set apart for payment for all past dividend periods, dividends may be declared and paid upon the common shares to the exclusion of the holders of preferred shares.

        (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of record of any preferred shares then outstanding shall be entitled to be paid the amount which the Board of Directors prior to issuance of such preferred shares fixed to be paid for each such share upon such liquidation, dissolution or winding up as set forth in the necessary certificate of amendment, as required by Article FOURTH, Paragraph 2 above plus accumulated dividends on such shares up to the date of such liquidation, dissolution or winding up of the Corporation and no more. After payment to the holders of any preferred shares then outstanding of the amount payable to them as aforesaid, the remaining assets of the Corporation shall be payable to and distributed ratably among the holders of record of the common shares.

        (c) The holders of the common shares shall vote share for share, together with the holders of any series of the preferred shares entitled to have voting rights except as may be provided by the Board of Directors with respect to any other series of the preferred shares.

         FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation

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served upon him is Executive Offices, 19th Floor, One M&T Plaza, Buffalo, New
York 14240.

         SIXTH:   No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

         SEVENTH: As to any act or omission occurring after the adoption of this provision, a director of the Corporation shall, to the maximum extent permitted by the laws of the State of New York, have no personal liability to the Corporation or any of its stockholders for damages for any breach of duty as a director, provided that this Article SEVENTH shall not eliminate or reduce the liability of a director in any case where such elimination or reduction is not permitted by law.

                            ----------------------------

   (6) This restatement of the certificate of incorporation of FIRST EMPIRE STATE CORPORATION was authorized by the Board of Directors of the Corporation at a meeting thereof duly convened and held on April 15, 1997.

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    IN WITNESS WHEREOF, the undersigned have executed, signed and verified this certificate this 7th day of May, 1997.


                                     FIRST EMPIRE STATE CORPORATION


                                     By: /s/ Robert G. Wilmers
                                        -----------------------
                                          Chairman of the Board,
                                          President and
                                          Chief Operating Officer


                                     By: /s/ Richard A. Lammert
                                        -------------------------
                                          Senior Vice President,
                                          General Counsel and Secretary

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STATE OF NEW YORK )
                  )    SS.:
COUNTY OF ERIE    )


    Robert G. Wilmers and Richard A. Lammert, being first duly sworn, depose and say that they are respectively, the Chairman of the Board, President and Chief Executive Officer and the Senior Vice President, General Counsel and Secretary of FIRST EMPIRE STATE CORPORATION, that they have read the foregoing certificate and know the contents thereof and that the statements therein contained are true.

                                     /s/ Robert G. Wilmers
                                     ----------------------

                                    /s/ Richard A. Lammert
                                    -----------------------




Sworn to before me
this 7th day of
May, 1997.

/s/ Timothy G. McEvoy
---------------------
Notary Public

                                       8
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                       RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         FIRST EMPIRE STATE CORPORATION

               UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

Dated:                   May 7, 1997

Filer:                   Richard A. Lammert, Esq.
                         Senior Vice President,
                         General Counsel and Secretary
                         First Empire State Corporation
                         One M & T Plaza
                         Buffalo, New York 14240

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